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                                                                    Exhibit 10.4


                  FORM OF NON-QUALIFIED STOCK OPTION AGREEMENT


     This Non-Qualified Stock Option Agreement (this "Agreement") is entered into as of _______________ by and between ACCURIDE CORPORATION, a Delaware corporation hereinafter referred to as the "Company," and __________________, an employee of the Company or a Subsidiary (as defined below) of the Company, hereinafter referred to as the "Optionee."

     WHEREAS, the Company wishes to afford the Optionee the opportunity to purchase shares of its $.01 par value Common Stock ("Common Stock");

     WHEREAS, the Company wishes to carry out the Plan (as defined below), the terms of which are hereby incorporated by reference and made a part of this Agreement; and

     WHEREAS, the Committee (as defined below) appointed to administer the Plan has determined that it would be to the advantage and best interest of the Company and its stockholders to grant the Non-Qualified Stock Option(s) provided for herein to the Optionee as an incentive for increased efforts during his or her term of employment with the Company or its Subsidiaries, and has advised the Company thereof and instructed the undersigned officers to issue said Options;

     NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

                                      ARTICLE I.

                                     DEFINITIONS
     Whenever the following terms are used in this Agreement, they shall have the meaning specified in the Plan or below unless the context clearly indicates to the contrary.

Section 1.1    AFFILIATE

     "Affiliate" shall mean (a) with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person, and (b) with respect to the Company, also any entity designated by the Board of Directors of the Company in which the Company or one of its Affiliates has an interest, and (c) with respect to Kohlberg Kravis Roberts & Co., L.P. ("KKR"), also any Affiliate of any partner of KKR. For purposes of this Agreement, "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature, and "control" shall have the meaning given such term under Rule 405 of the Securities Act of 1933.

Section 1.2    CAUSE

     "Cause" shall mean (i) the Optionee's willful and continued failure to perform his or her duties with respect to the Company or its Subsidiaries which continues beyond ten days after a written demand for substantial performance is delivered to the Optionee by the Company or (ii) conduct by the Optionee involving (x) dishonesty or breach of trust in connection with his or her employment or (y) conduct which would be a reasonable basis for an indictment of the Optionee for a felony or for a misdemeanor involving moral turpitude.

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Section 1.3    CHANGE OF CONTROL

     A "Change of Control" means (i) a sale of all or substantially all of the assets of the Company to a Person who is not an Affiliate of KKR or an entity in which the shareholders of the Company immediately prior to such transaction do not control more than 50% of the voting power immediately following the transaction, (ii) a sale by KKR or any of its Affiliates resulting in more than 50% of the voting stock of the Company being held by a Person or Group that does not include KKR or any of its Affiliates or (iii) a merger or consolidation of the Company into another Person which is not an Affiliate of KKR or an entity in which the shareholders of the Company immediately prior to such transaction do not control more than 50% of the voting power immediately following the transaction. "Group" means two or more Persons acting together as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of securities of the Company.

Section 1.4    CODE

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

Section 1.5    COMMITTEE

     "Committee" shall mean the committee appointed to administer the Plan.

Section 1.6    OPTIONS

     "Options" shall mean the Non-Qualified Stock Options, which may include a Time Option and/or a Performance Option, to purchase Common Stock granted under this Agreement.

Section 1.7    PERFORMANCE OPTION

     "Performance Option" shall mean an Option with respect to which the commencement of exercisability is governed by Section 3.1(b) hereof.

Section 1.8    PERMANENT DISABILITY

     The Optionee shall be deemed to have a "Permanent Disability" if the Optionee is unable to engage in the activities required by employment by reason of any medically determined physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, as reasonably determined by the Board of Directors of the Company in good faith and in its discretion.

Section 1.9    PERMITTED RETIREMENT

     "Permitted Retirement" shall mean termination of employment with the Company (and its Subsidiaries) at age 65 or over (or such other age as may be approved by the Board of Directors of the Company) after having been employed by the Company or one of its Subsidiaries for at least three years after the Purchase Date, and other than by reason of termination for Cause, death, or Permanent Disability.

Section 1.10   PLAN

     "Plan" shall mean the 1998 Stock Purchase and Option Plan for Employees of Accuride Corporation and Subsidiaries, as the same may be amended from time to time.

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Section 1.11   PRONOUNS

     The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates.

Section 1.12   PURCHASE DATE

     "Purchase Date" shall mean the "Purchase Date" as defined in the Stockholder's Agreement.

Section 1.13   SECRETARY

     "Secretary" shall mean the Secretary of the Company.

Section 1.14   STOCKHOLDER'S AGREEMENT

     "Stockholder's Agreement" shall mean that certain Stockholder's Agreement dated as of ___________ by and among the Company, the Optionee and Hubcap Acquisition L.L.C., as the same may be amended from time to time.

Section 1.15   SUBSIDIARY

     "Subsidiary" with respect to any entity shall mean any corporation (or other entity) in an unbroken chain of entities beginning with such corporation (or entity) if each of the entities, or group of commonly controlled entities, other than the last entity in the unbroken chain, then owns stock (or other equity interest) possessing 50% or more of the total combined voting power of all classes of equity in one of the other entities in such chain.

Section 1.16   TIME OPTION

     "Time Option" shall mean an Option with respect to which the commencement of exercisability is governed by Section 3.1(a) hereof.

                                     ARTICLE II.
                                   GRANT OF OPTIONS

SECTION 2.1    GRANT OF OPTIONS

     For good and valuable consideration, on and as of the date hereof the Company irrevocably grants to the Optionee a Time Option and/or a Performance Option to purchase any part or all of an aggregate of the number of shares set forth with respect to each such Option on the signature page hereof of its Common Stock upon the terms and conditions set forth in this Agreement.

Section 2.2    EXERCISE PRICE

     The exercise price of the shares of stock covered by the Option(s) shall be $5,000.00 per share without commission or other charge.

Section 2.3    CONSIDERATION TO THE COMPANY

     In consideration of the granting of these Option(s) by the Company, the Optionee agrees to render faithful and efficient services to the Company or one of its Subsidiaries, with such duties and

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responsibilities as the Company shall from time to time prescribe, subject to the terms and conditions hereof and of the Plan, the Stockholder's Agreement and any other agreement or document relating to the Optionee's employment. Nothing in this Agreement or in the Plan shall confer upon the Optionee any right to continue in the employ of the Company or any of its Subsidiaries or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which are hereby expressly reserved, to terminate the employment of the Optionee at any time for any reason whatsoever, with or without Cause.

Section 2.4    ADJUSTMENTS IN OPTIONS

     Subject to Section 9 of the Plan, in the event that the outstanding shares of the stock subject to an Option are, from time to time, changed into or exchanged for cash or a different number or kind of shares of the Company or other securities of the Company by reason of a merger, consolidation, recapitalization, reclassification, stock split, reverse stock split, stock dividend, combination of shares, or otherwise, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares or other consideration and the exercise price as to which such Option, or portions thereof then unexercised, shall be exercisable in order to prevent dilution or enlargement of the benefits intended to be made available with respect to any Option. Any such adjustment made by the Committee shall be final and binding upon the Optionee, the Company and all other interested persons.

                                     ARTICLE III.

                               PERIOD OF EXERCISABILITY

Section 3.1    COMMENCEMENT OF EXERCISABILITY

     (a) Subject to subsection (c), the Time Option shall become exercisable with respect to an additional 20% of the total shares of Common Stock subject to such Option as set forth herein on each Determination Date. Notwithstanding the foregoing, the Time Option shall become exercisable as to 100% of the shares of Common Stock subject to such Option immediately prior to the consummation of a Change of Control (but only to the extent such Option has not otherwise terminated); provided, however, that as a condition subsequent to the acceleration of the exercisability of the Time Option pursuant to this subsection, the Change of Control shall be consummated. In the event the contemplated Change of Control is not consummated, the acceleration of exercisability and any resulting exercise of the Option shall be void AB INITIO.

     (b) Subject to subsection (c), the Performance Option shall become exercisable with respect to an additional 20% of the total shares of Common Stock subject to such Option as set forth herein on each Determination Date as of which (A) Cumulative EBITDA equals or exceeds the Cumulative EBITDA Target through such Determination Date and (B) actual EBITDA for the Plan Year ending immediately prior to such Determination Date equals or exceeds the EBITDA Target for that Plan Year. If EBITDA for a Plan Year is less than 100% of the EBITDA Target for such Plan Year or Cumulative EBITDA is less than the Cumulative EBITDA Target as of the last day of such Plan Year (a "Missed Year"), no portion of the Performance Option shall become exercisable pursuant to this subsection 3.1(b) on the Determination Date for such Plan Year. If, in any Plan Year subsequent to a Missed Year, EBITDA exceeds the EBITDA Target for such Plan Year AND Cumulative EBITDA as of the last day of such Plan Year exceeds the Cumulative EBITDA Target through such date, then any prior percentage of Performance Options in respect of prior Missed Years shall become exercisable (but only to the extent such Option has not otherwise terminated). Notwithstanding the foregoing, in the event that as of the Determination Date immediately preceding the consummation of a Change of Control the Performance Option has become exercisable as to the entire portion for which such Option was eligible to become

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exercisable, the Performance Option shall become exercisable as to 100% of the shares of Common Stock subject to such Option immediately prior to the consummation of Change of Control (but only to the extent such Option has not otherwise terminated); provided, however, that as a condition subsequent to the acceleration of the exercisability of the Performance Option pursuant to this subsection, the Change of Control shall be consummated. In the event the contemplated Change of Control is not consummated, the acceleration of exercisability and any resulting exercise of the Option shall be void AB INITIO. Further notwithstanding the above, the Performance Option shall become exercisable as to 100% of the shares of Common Stock subject to such Option after seven years and eleven months after the Purchase Date (but only to the extent such Option has not otherwise terminated.)

          (i)    For purposes of this Section 3.1:


          (ii) "Cumulative EBITDA" means with respect to any given Determination Date, the sum of the EBITDA for the Company and its consolidated Subsidiaries during the period commencing on the EBITDA Start Date and ending on the last day of the Plan Year preceding the Determination Date.

          (iii) "Cumulative EBITDA Target" means with respect to any Determination Date, the sum of the EBITDA Targets for the period commencing on the EBITDA Start Date and ending on the last day of the Plan Year preceding the Determination Date.

          (iv) "Determination Date" means the first December 31 following (and not coincident with) the Purchase Date and each of the next four anniversaries thereof.

          (v) "EBITDA" for a Plan Year shall be calculated with respect to the Company and its consolidated Subsidiaries as set forth in the Company's primary bank credit agreement dated January 21, 1998 among the Company, Citicorp USA, Inc., as Administrative Agent, and the other parties named therein; PROVIDED, that there shall be excluded from EBITDA (as an expense) "board and management fees."

          (vi) "EBITDA Start Date" means the January 1 preceding the first Determination Date.

          (vii) "EBITDA Target" for each Plan Year 1998 through 2002 shall be the amount set forth on Exhibit A; PROVIDED, that to the extent that the Company or any of its Subsidiaries or disposes of or acquires assets out of the ordinary course of business, the Board of Directors of the Company will equitably, in good faith, adjust the EBITDA Target to account for such dispositions or acquisitions.

          (viii) "Plan Year" is the twelve month period commencing on January 1 each year.

     (c) Notwithstanding the foregoing, no Option or portion thereof shall become exercisable as to any additional shares of Common Stock following the termination of employment of the Optionee for any reason.

Section 3.2      EXPIRATION OF OPTIONS

     Except as otherwise provided in Section 5 or 6 of the Stockholder's Agreement, the Options may not be exercised to any extent by anyone after the first to occur of the following events:

     (a)  The tenth anniversary of the date hereof; or

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     (b)  The first anniversary of the date of the Optionee's termination of employment by reason of death, Permanent Disability or Permitted Retirement; or

     (c) The first business day which is fifteen calendar days after the earlier of (i) 75 days after termination of employment of the Optionee for any reason other than for Cause, death, Permanent Disability or Permitted Retirement or (ii) the delivery of notice by the Company that it does not intend to exercise its call right under Section 6 of the Stockholder's Agreement; PROVIDED, HOWEVER, that in any event the Options shall remain exercisable under this subsection 3.2(c) until at least 45 days after termination of employment of the Optionee for any reason other than for death, Permanent Disability or Permitted Retirement; or

     (d) The date the Option is terminated pursuant to Section 5, 6 or 10(b) of the Stockholder's Agreement;


     (e) The opening of business on the date of the Optionee's termination of employment by the Company for Cause; or

     (f) If the Committee so determines pursuant to Section 9 of the Plan, the effective date of either the merger or consolidation of the Company into another Person, or the exchange or acquisition by another Person of all or substantially all of the Company's assets or 80% or more of its then outstanding voting stock, or the recapitalization, reclassification, liquidation or dissolution of the Company.


                                      ARTICLE IV

                                 EXERCISE OF OPTIONS

Section 4.1.     PERSON ELIGIBLE TO EXERCISE

     During the lifetime of the Optionee, only he or she may exercise an Option or any portion thereof. After the death of the Optionee, any exercisable portion of an Option may, prior to the time when an Option becomes unexercisable under Section 3.2, be exercised by his or her personal representative or by any person empowered to do so under the Optionee's will or under the then applicable laws of descent and distribution.

Section 4.2      PARTIAL EXERCISE

     Any exercisable portion of an Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.2.

Section 4.3      MANNER OF EXERCISE

     An Option, or any exercisable portion thereof, may be exercised solely by delivering to the Secretary or his or her office all of the following prior to the time when the Option or such portion becomes unexercisable under Section 3.2:

     (a) Notice in writing signed by the Optionee or the other person then entitled to exercise the Option or portion thereof, stating that the Option or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Committee;

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     (b)  Full payment (in cash, by check, with the consent of the Committee in shares of Common Stock duly endorsed for transfer to the Company, or by a combination thereof) for the shares with respect to which such Option or portion thereof is exercised;

     (c) A bona fide written representation and agreement, in a form reasonably satisfactory to the Committee, signed by the Optionee or other person then entitled to exercise such Option or portion thereof, stating that the shares of stock are being acquired for his or her own account, for investment and without any present intention of distributing or reselling said shares or any of them except as may be permitted under the Securities Act of 1933, as amended (the "Act"), and then applicable rules and regulations thereunder, and that the Optionee or other person then entitled to exercise such Option or portion thereof will indemnify the Company against and hold it free and harmless from any loss, damage, expense or liability resulting to the Company if any sale or distribution of the shares by such person is contrary to the representation and agreement referred to above; provided, however, that the Committee may, in its absolute discretion, take whatever additional actions it deems appropriate to ensure the observance and performance of such representation and agreement and to effect compliance with the Act and any other federal or state securities laws or regulations;

     (d) Full payment to the Company (in cash, by check, with the consent of the Committee in shares of Common Stock duly endorsed for transfer to the Company, or by a combination thereof) of all amounts which, under federal, state or local law, it is required to withhold upon exercise of the Option; and

     (e) In the event the Option or portion thereof shall be exercised pursuant to Section 4.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option.

Without limiting the generality of the foregoing, the Committee may require an opinion of counsel acceptable to it to the effect that any subsequent transfer of shares acquired on exercise of an Option does not violate the Act, and may issue stop-transfer orders covering such shares. Share certificates evidencing stock issued on exercise of this Option shall bear an appropriate legend referring to the provisions of subsection (c) above and the agreements herein. The written representation and agreement referred to in subsection (c) above shall, however, not be required if the shares to be issued pursuant to such exercise have been registered under the Act, and such registration is then effective in respect of such shares.

Section 4.4      CONDITIONS TO ISSUANCE OF STOCK CERTIFICATES

     The shares of stock deliverable upon the exercise of an Option, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. Such shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of an Option or portion thereof prior to fulfillment of all of the following conditions:

     (a) The obtaining of approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and

     (b) The lapse of such reasonable period of time following the exercise of the Option as the Committee may from time to time establish for reasons of administrative convenience.

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Section 4.5      RIGHTS AS STOCKHOLDER

     The holder of an Option shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any shares purchasable upon the exercise of the Option or any portion thereof unless and until certificates representing such shares shall have been issued by the Company to such holder.

                                      ARTICLE V.

                                    MISCELLANEOUS
Section 5.1      ADMINISTRATION

     The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Optionee, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Options. In its absolute discretion, the Board of Directors may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan and this Agreement.


Section 5.2      OPTIONS NOT TRANSFERABLE

     Except as provided in the Stockholder's Agreement, neither the Options nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Optionee or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 5.2 shall not prevent transfers by will or by the applicable laws of descent and distribution.

Section 5.3      SHARES TO BE RESERVED

     The Company shall at all times during the term of the Options reserve and keep available such number of shares of stock as will be sufficient to satisfy the requirements of this Agreement.

Section 5.4      NOTICES

     Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Optionee shall be addressed to the Optionee at his or her most recent address as reflected in the Company's records. By a notice given pursuant to this Section 5.4, either party may hereafter designate a different address for notices to be given to him, her or it. Any notice which is required to be given to the Optionee shall, if the Optionee is then deceased, be given to the Optionee's personal representative if such representative has previously informed the Company of his or her status and address by written notice under this Section 5.4. Any notice shall have been deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, and delivered by hand (whether by courier or otherwise) or sent by registered or certified mail, return receipt requested (with postage prepaid).

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Section 5.5      TITLES

     Titles are provided herein for convenience only and are not to serve as a basis for interpretation or Construction of this Agreement.

Section 5.6      APPLICABILITY OF PLAN AND STOCKHOLDER'S AGREEMENT

     The Options and the shares of Common Stock issued to the Optionee upon exercise of the Options shall be subject to all of the terms and provisions of the Plan and the Stockholder's Agreement, to the extent applicable to the Options and such shares. In the event of any conflict between this Agreement and the Plan, the terms of the Plan shall control. In the event of any conflict between this Agreement or the Plan and the Stockholder's Agreement, the terms of the Stockholder's Agreement shall control.

Section 5.7      AMENDMENT

     This Agreement may be amended only by a writing executed by the parties hereto which specifically states that it is amending this Agreement.

Section 5.8      GOVERNING LAW

     The laws of the State of Delaware shall govern the interpretation, validity and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

Section 5.9      JURISDICTION


     Any suit, action or proceeding against the Optionee with respect to this Agreement, or any judgment entered by any court in respect of any thereof, may be brought in any court of competent jurisdiction in the State of Delaware, and the Optionee hereby submits to the non-exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment. The Optionee hereby irrevocably waives any objections which he or she may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any court of competent jurisdiction in the State of Delaware, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum. No suit, action or proceeding against the Company with respect to this Agreement may be brought in any court, domestic or foreign, or before any similar domestic or foreign authority other than in a court of competent jurisdiction in the State of Delaware, and the Optionee hereby irrevocably waives any right which he or she may otherwise have had to bring such an action in any other court, domestic or foreign, or before any similar domestic or foreign authority. The Company hereby submits to the jurisdiction of such courts for the purpose of any such suit, action or proceeding.

                               [signature page follows]

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          IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the date first written above.





NAME, OPTIONEE                          ACCURIDE CORPORATION


                                        By
-------------------------                   --------------------------
Signature                               Its
                                            --------------------------



Optionee's Taxpayer
Identification Number:


---------------------------------



Aggregate number of shares of Common Stock for which the Time Option granted hereunder is exercisable:


Aggregate number of shares of Common Stock for which the Performance Option granted hereunder is exercisable:


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                                      EXHIBIT A


          PLAN YEAR                $ EBITDA TARGET (MILLIONS)

          1998                          86.1

          1999                          91.2

          2000                          105.8

          2001                          112.6

          2002                          115.2





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